EXHIBIT 16

[Letterhead]

August 12, 2002

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

RE: Rocky Mountain Energy Corp. (formerly Emission Control Devices, Inc.)

Commission File No. 0-30689

Dear Sirs:

We have read Item 4 of Rocky Mountain Energy Corporation Form 8-K, dated August 7, 2002 and are in agreement with the statements contained in paragraphs 4(b) and (c) therein as they relate to us.

Very truly yours,

/s/ Anderson, Anderson & Strong P.C.

Anderson, Anderson & Strong, P.C.

Certified Public Accountants

Salt Lake City, Utah